906 Certification

Pursuant to section 906 of the  Sarbanes-Oxley  Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of telcoBlue, Inc., a Delaware corporation (the "Company"), hereby certifies, to such officer's knowledge, that:

The Annual Report on Form 10-KSB for the year ended December 31, 2004 (the "Report") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June __, 2005

/s/James Turek
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James Turek, Chief Executive Officer
Chief Financial Officer